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                                    EXHIBIT 10.42

                                CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into as of the 31st day of December, 1997, by and between Waste Recovery, Inc., a Texas corporation (the "Company"), and Thomas L. Earnshaw ("Consultant"). This Agreement hereby supersedes any other consulting or employment agreements or understandings, written or oral, between the Company and Consultant.

                                W I T N E S S E T H :

     WHEREAS, Consultant has been an employee of the Company since its founding in 1982, and has served as President of the Company and, most recently, as Vice Chairman of the Board of Directors of the Company; and

     WHEREAS, Consultant's employment agreement with the Company is to expire at December 31, 1997, and at such time Consultant shall resign as an employee of the Company; and

     WHEREAS, it is the desire of the Company to engage Consultant as a consultant in order to enjoy the benefits of Consultant's business experience and background and business contacts;

     NOW, THEREFORE, for and in consideration of the premises and of the mutual representations, warranties, covenants and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and subject to the conditions hereinafter set forth, the parties do hereby agree as follows:

          DUTIES AND TERM OF CONSULTANCY. The Company hereby engages Consultant, and Consultant hereby accepts such engagement, as a consultant to consult with and assist the Company with respect to the scrap tire disposal and conversion business (the "Business") to be conducted by the Company following the Closing and with respect to business advice, business development and investment opportunities relating to the Business or to the Company generally. The term of this Agreement shall be for one (1) year commencing January 1, 1998 and thereafter for consecutive renewal terms each of one (1) year (the "Term") unless and until either party to this Agreement provides not less than three (3) months' written notice to the other of its or his election not to renew this Agreement at the end of the initial term or any renewal term.

          FEES AND BENEFITS.

               As a fee for the performance of Consultant's duties under this Agreement, the Company shall pay Consultant $10,000 per month during the term hereof, payable monthly or in such other increments in accordance with the Company's payroll practices as existing from time to time during the Term.

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               Consultant shall be eligible for bonus opportunities with respect to (i) the development of business for the Company by or with the assistance of Consultant during the Term and (ii) acquisitions made by the Company with respect to which Consultant has provided significant assistance and guidance during the Term, as follows:

                    DEVELOPMENT OF BUSINESS. In the event that Company obtains a regional or national account (E.G., Wal-Mart, Sears or the like) providing for the payment of fees to the Company for the receiving, hauling, handling and/or disposal of scrap tires ("tipping fees") during the Term, the Company shall pay Consultant an aggregate commission of $.01 per scrap tire (determined with respect to each individual unit of the account and for the first eighteen (18) months of providing the applicable individual unit with scrap tire disposal services), payable in the following increments:

                    (A) Fifty percent (50%) (or $.005 per tire) shall be paid at the time of commencement of the services with respect to an account for each scrap tire estimated to be picked up under the agreement on an annual basis, as determined and agreed upon in good faith by the Company and Consultant. Such amount shall be paid in three (3) equal monthly increments over the first three (3) months following the commencement of services by the Company with respect to the account.

                    (B) Fifty percent (50%) (or $.005 per tire) shall be paid with respect to each scrap tire with respect to which the Company actually collects tipping fees in connection with its services on behalf of the account. Such amount shall be determined on a monthly basis and paid on or before the 15th day of the following month for the term of the Company's agreement with the account or for eighteen (18) months, whichever is shorter.

                    ACQUISITIONS. In the event that Consultant identifies, negotiates on behalf of and/or otherwise assists the Company with respect to an acquisition by the Company of the stock, assets or contract rights of an unaffiliated third party, the Company shall pay Consultant an advisory fee of $10,000 at the closing of such acquisition.

The obligations of the Company to pay any amounts accrued under this Section 2(b) shall survive the expiration or termination of this Agreement.

               The Company shall pay all premiums for coverage of Consultant and his dependent family members under health, hospitalization, disability, dental, life and other

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     insurance plans of the Company to ensure coverage of such individuals to the same extent provided by the Company prior to Consultant's termination of employment with the Company.

               The Company shall take such actions as shall be necessary to cause the stock options previously granted to Consultant by the Company to remain exercisable during the Term to the extent that such options were exercisable at the date of this Agreement.

               Upon execution of this Agreement, the Company shall cause title to the 1992 Mercury Grand Marquis automobile (vehicle identification number 2MECM74WXNX671921) to be transferred to Consultant.

               During the Term, Consultant shall have the use of an office at the Company's executive offices in Dallas, Texas with the use of a telephone, copier and telecopier to perform Consultant's services hereunder. In the event that the Company relocates its executive offices during the Term, the Company shall provide Consultant with, or assist Consultant financially in order to secure, modest office arrangements with the office equipment described above.

               The Company shall reimburse Consultant for all business travel and other out-of-pocket expenses reasonably incurred by Consultant in the performance of his services pursuant to this Agreement. All such reimbursable expenses shall be appropriately documented in reasonable detail by Consultant in a manner and format consistent with the Company's expense reporting policies from time to time in effect.

          TERMINATION; RIGHTS ON TERMINATION. This Agreement and Consultant's engagement may be terminated in any one of the following ways:

               DEATH. The death of Consultant shall immediately terminate the Agreement with termination or severance fees due to Consultant's estate for whatever time period is remaining under the Term or for six (6) months, whichever amount is lesser.

               GOOD CAUSE. The Company may terminate the Agreement after written notice to Consultant for good cause, which shall be: (i) Consultant's breach of this Agreement and the failure to cure after ten
     (10) days' written notice is delivered to Consultant by the Company; (ii) Consultant's negligence in the performance or nonperformance of any of Consultant's duties and responsibilities hereunder and the failure to cure after ten (10) days' written notice is delivered to Consultant by the Company; (iii) Consultant's dishonesty, fraud or misconduct with respect to the business or affairs of the Company that adversely affects the operations or reputation of the Company; (iv) Consultant's conviction of a felony crime; or (v) chronic alcohol abuse or illegal drug abuse by Consultant. Consultant may terminate the Agreement after written notice to the Company for good cause, which shall be the Company's breach of this Agreement and the failure to cure after ten (10) days' written notice is delivered to the Company by Consultant. In the event of a termination of this Agreement by the Company for good cause, as enumerated above, Consultant shall have no right to any termination or severance fees. In the event of a termination of this Agreement by Consultant for good cause,

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     as enumerated above, Consultant shall be entitled to receive from the
     Company, in a lump sum payment due on the effective date of termination, the fees payable to Consultant as then in effect for whatever time period is remaining under the Term of this Agreement.

          RELATION OF PARTIES.

               INDEPENDENT CONTRACTOR. It is expressly understood and agreed that Consultant will remain at all times an independent contractor, and that nothing contained herein shall be construed to be inconsistent with such status. Consultant shall not take any actions or make any representations to any person that would suggest that any relationship exists between the Company and Consultant other than as independent contractor. Consultant shall have no right or authority to assume or create any obligations on behalf of the Company, express or implied, nor shall Consultant represent to any person that he has such authority or that he serves the Company in any capacity other than as an outside consultant. The Company shall not retain, nor attempt to exercise, the right to control or direct Consultant in his manner of operation or any other means, method or course of operation, except as set forth in this Agreement.

               TAXES. Consultant shall pay all federal, state and local income, social security, unemployment and excise taxes required to be paid by independent contractors.

          NOTICES. Any notice, request, instruction, document or other communication to be given hereunder by either party hereto to the other party hereto shall be in writing and validly given if (i) delivered personally, (ii) sent by telecopy with electronic confirmation of receipt, (iii) delivered by overnight express, or (iv) sent by registered or certified mail, postage prepaid, as follows:

     If to the Company:

          Waste Recovery, Inc.
          309 South Pearl Expressway
          Dallas, Texas 75201
          Attention:  Mr. David Greenstein
          Telecopy No. (214) 745-8945

     If to Consultant:

          Mr. Thomas L. Earnshaw
          3650 Asbury
          Dallas, Texas 75205

or at such other address for a party as shall be specified by like notice. Any notice that is delivered personally, or sent by telecopy or overnight express in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been

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given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail.

          ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties hereto with respect to the matters covered hereby, and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof, and no party shall be liable or bound to the other in any manner by any representations or warranties not set forth herein.

          SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any rights, interests or obligations hereunder may be assigned by either party hereto without the prior written consent of the other party hereto, and any purported assignment in violation of this Section 7 shall be null and void.

          COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, and such counterparts together shall constitute one and the same instrument.

          HEADINGS. The headings of the sections of this Agreement are inserted for convenience of reference only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

          MODIFICATION AND WAIVER. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party that is entitled to the benefits thereof, and this Agreement may be modified or amended by a written instrument executed by the Company and Consultant. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

          GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED, ENFORCED AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO ITS CHOICE OF LAW PRINCIPLES).

          INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.


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     IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed as of the date first above written.

                              THE COMPANY:

                              WASTE RECOVERY, INC.


                              By: _______________________________
                              Printed Name: _____________________
                              Title: ____________________________


                              CONSULTANT:

                              ____________________________________
                              Thomas L. Earnshaw